UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2009

ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

NEVADA	0-27246	62-1407521
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

RM 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People’s Republic of China

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (86-10) 6582-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As reported on our Form 8-K filed on August 4, 2009, as amended on August 12, 2009 (“Forms 8-K”), on August 1, 2009 the Company entered into a subscription and asset sale agreement (the “Agreement”) with Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”), an unaffiliated PRC company. Hua Hui is part of The Beijing Hua Hui Corporation, a PRC real estate construction and development conglomerate that specializes in constructing and developing travel, resort, hotel, and apartment properties in popular tourist and other destinations within China.

Under the Agreement, the Company received certain commercial income rights to a project being developed by Hua Hui in the city of Changde in China’s Hunan Province. As consideration, the Company agreed to issue 55,487,805 shares of its common stock, of which 30% were to be issued within 90 days from the date of the Agreement, among other considerations. The remainder of the shares would be subject to an escrow agreement and released upon completion of the project.

On September 8, 2009, the Company issued 16,646,342 shares of its common stock to Wise Gold Investment Ltd., a British Virgin Island Company acting on behalf of Hua Hui.

Please refer to the Forms 8-K for a more complete description of the Company’s transaction with Hua Hui.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: September 14, 2009	By:	/s/ Carla Zhou
	Name:	Carla Zhou
	Title:	Chief Financial Officer